Exhibit 10.1

LETTER OF INTENT

Effective Date: March 5th, 2026

From: Alpha Multi Family Office

9th Jabotinsky St. Bney Brak, Israel, Zip 5126418

To: S.E.E Capital Partners Ltd

2 Diagorou Street, 11th Floor, ERA House, Nicosia, Cyprus

RE: Proposed Senior Convertible Note Investment in Drugs Made in America
Acquisition Corp II (NASDAQ: DMIIU)

This Letter of Intent (“LOI”) sets forth the preliminary understanding between Alpha Group Fund Management S.A. (the “Investor”) and S.E.E Capital Partners Ltd. (“SEE Capital”) regarding a proposed investment in Drugs Made in America Acquisition Corp II (“DMIIU”), a special purpose acquisition company listed on NASDAQ.

The proposed investment is intended to provide bridge financing to support the operations of DMIIU and facilitate the potential execution of a business combination transaction. The parties acknowledge that this LOI is intended to summarize the principal terms under discussion and, except for the provisions expressly stated to be binding, is non-binding and subject to the negotiation and execution of definitive agreements.

1. Investor

Alpha Multi Family Office, and/or any legal entity designated by it (collectively referred to as the “Investor”).

2. Transaction Advisor

S.E.E Capital Partners Ltd., Nicosia, Cyprus (“SEE Capital”), shall act solely as transaction advisor and manager in connection with the proposed investment and potential merger transaction. SEE Capital shall not be deemed the sponsor or issuer of the Convertible Note.

LETTER OF INTENT

3. Investment Structure

The Investor intends to provide financing to DMIIU in the form of a Senior Convertible Note (the “Convertible Note”).

The Convertible Note shall be convertible into discounted preferred equity shares of DMIIU or its successor entity, pursuant to terms to be defined in the definitive agreements.

4. Investment Amount

The total investment amount shall be USD $1,500,000 (the “Investment Amount”).

The Investment Amount shall be deposited into an escrow account administered by a mutually agreed independent escrow agent, appointed by the Investor and approved by the Advisor, and released pursuant to the terms of the definitive Convertible Note Purchase Agreement.

5. Funding Schedule

The Investment Amount shall be disbursed pursuant to the terms of the definitive agreement that shall stipulate the operational and regulatory requirements of DMIIU, as agreed by the parties. Such terms shall include mechanism to disburse from the investment amount timely expense coverage required to maintain the listing of DMIIU pending any future merge transaction.

6. Conversion Mechanics

The Convertible Note shall be convertible upon the occurrence of one or more of the following events, subject to the terms of the definitive agreements:

(i) execution of a definitive business combination agreement by DMIIU;

(ii) closing of a business combination transaction;

(iii) restructuring of the sponsor entity or capital structure of DMIIU

7. Use of Funds

The proceeds of the Convertible Note may be used for SPAC operational expenses, regulatory filings, transaction preparation, and other expenses associated with pursuing a business combination.

LETTER OF INTENT

8. Due Diligence and Access to Information

Following execution of this LOI, the Investor and its advisors shall be granted reasonable access to relevant information relating to DMIIU for purposes of conducting legal, financial, and operational due diligence.

9. Failure to Complete Business Combination

If DMIIU does not complete a business combination within the applicable timeframe, the Convertible Note shall remain outstanding and shall be subject to repayment, conversion into alternative equity interests, or other mutually agreed consideration as may be defined in the definitive agreements.

10. Advisor Protection

In the event SEE Capital introduces or assists in identifying a merger target that results in a completed business combination transaction, the role and compensation of SEE Capital shall be recognized and documented in the definitive agreements related to such transaction.

11. Closing

Closing of the proposed investment shall occur upon execution of definitive agreements and satisfaction of customary closing conditions.

12. Confidentiality

All discussions and materials relating to the proposed investment shall remain confidential and shall not be disclosed to third parties except to advisors or as required by law.

13. Expenses

Each party shall bear its own legal, financial, and advisory costs associated with the negotiation of this LOI and any definitive agreements unless otherwise agreed.

LETTER OF INTENT

14. Exclusivity

Following execution of this LOI, the parties agree to negotiate exclusively regarding the proposed investment for a mutually agreed period, unless otherwise permitted by existing agreements.

15. Governing Law

This LOI shall be governed by the laws of the State of Israel and the exclusive jurisdiction rights are granted to the courts of Tel Aviv.

16. Non-Binding Nature

Except for the provisions relating to confidentiality, governing law, exclusivity, and expenses, this LOI is intended solely as a non-binding expression of interest.

17. Acceptance

If the foregoing terms are acceptable, please indicate agreement by signing below.

	INVESTOR	TRANSACTION ADVISOR	DMIIU

Signature	/s/ Alon Tal	/s/ Anastasio Carayannis	/s/ Roger Bendelac
Name	Alon Tal, ALPHA MULTI FAMILY OFFICE LTD	S.E.E. Capital Partners Ltd.	Roger Bendelac CEO
Title	Officer	Director	CEO

Date	March 05, 2026	06/03/2026	March 6, 2026

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